MINING MATERIALS PURCHASE AGREEMENT

     This Mining Materials Purchase Agreement (the "Agreement") is entered into as of March 26, 2003 (the "Effective Date") by and between RAMMSCO, Inc., a Nevada corporation ("RAMMSCO" or the "Seller") and Humatech, Inc., an Illinois corporation ("Humatech" or the "Purchaser"). Each of Seller and Purchaser shall be referred to as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. Seller owns certain mining rights (the "Mining Rights") to acquire certain materials (the "Materials") from a designated area (the "Area") as set forth in Exhibit A attached hereto (collectively the "Properties");

     B. Seller desires to sell, and Purchaser desires to purchase, the Materials on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                  CONSIDERATION

     1.1 As consideration for the obligations of Seller under this Agreement, including but not limited to the terms of Materials purchases as set forth in
Article II, the exclusivity set forth in Article III, and the option and right of first refusal set forth in Article V, Purchaser shall pay to Seller the consideration set forth in Exhibit B (the "Agreement Consideration").

     1.2 The Agreement Consideration shall be deemed earned by Seller as of the Effective Date of this Agreement, and shall not be subject to return or cancellation upon termination of this Agreement, regardless of when this Agreement may terminate.

                                   ARTICLE II
                           TERMS OF MATERIALS PURCHASE

     2.1 During the term of this Agreement, Seller agrees to sell to Purchaser, from time to time as requested by Purchaser, any or all of the Materials.

     2.2 As consideration for the purchase of the Materials, Purchaser shall pay the following:

            A. Purchaser shall pay all direct costs of extracting the Materials, with all such payments being made directly by Purchaser to the parties to whom payment is due (the "Materials Extraction Costs"). For purposes of this Agreement, Material Extraction Costs includes any fines, penalties, assessments, liabilities (including workers compensation and/or tort liabili-ties) arising as a result of Purchaser's extraction of the Materials. Any third-party who may be contracted by Purchaser for extraction services shall be approved, in writing, by Seller prior to the start of any extraction. Purchaser may contract with Seller for certain extraction services, with consideration to be negotiated and paid separate from this Agreement.

            B. Purchaser shall pay to Seller, within thirty (30) days of the delivery of any Materials to Purchaser, a (i) Bureau of Land Management cost reimbursement payment, (ii) reclamation reserve payment, (iii) Non-accountable expense reimbursement payment, and (iv) Material royalty payment, all as set forth on Exhibit C (collectively, the "Materials Payments").

                                   ARTICLE III
                         EXCLUSIVITY AND CONFIDENTIALITY

     3.1 During the term of this Agreement, Seller shall not sell, or negotiate or enter into any agreements to sell, any of the Properties, Mining Rights, Materials, or other rights or materials from or to the Area, to any party other than Purchaser.

     3.2 The financial terms of this Agreement and all information relating to the Properties that is derived pursuant to this Agreement, shall be the exclusive property of the Parties and shall be treated by the Parties as strictly confidential and shall not be disclosed to any third parties without the prior written consent of both Parties hereto, which consent shall not be withheld unreasonably. Following notice to the other Party and provided that the third party agrees in writing to treat the same as confidential to the same extent as the Parties are hereby obligated, it is specifically agreed that such information may be provided without the consent of the other Party, to:

          (a) lending institutions or lenders, for purposes of obtaining financing;

          (b) to an affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed; or

          (c) to a governmental agency (including without limitation the SEC) or to the public which the disclosing Party believes in good faith is clearly required by pertinent law or regulation or the rules of any stock exchange; provided however, that if there is a readily ascertainable statutory or regulatory procedure available to maintain some or all of the disclosed information confidential, then prior to or simultaneously with making such disclosure the disclosing Party shall seek protection for the information being disclosed to the maximum extent such protection is available.

     This Section 3.2 shall survive the termination of this Agreement and shall remain in effect for two (2) years following the date of termination.

                                   ARTICLE IV
                              TERM AND TERMINATION

     4.1 The term of this Agreement shall be for twenty (20) years from the Effective Date, unless earlier terminated as provided herein.

     4.2 This Agreement may be terminated by Seller, upon thirty (30) days written notice, during which time the Purchaser shall have an opportunity to cure the default without further recourse or damages, upon any of the following (an "Event of Default"):

            A.    The  failure  of  Purchaser  to  pay  any  of  the   Agreement
Consideration, Materials Extraction Costs, or the Materials Payments when they become due;

            B. The material breach of any representation or warranty in this Agreement;

            C. The breach of any covenant or undertaking, not otherwise provided for in this Section 4.2;

            D. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Purchaser or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity, and it will have a material adverse effect on the operations of Purchaser;

            E. The commencement by the Purchaser of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Purchaser as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Purchaser for, acquiescence in, or consent by the Purchaser to, the appointment of any receiver or trustee for the Purchaser or for all or a substantial part of the property of the Purchaser; or the assignment by the Purchaser for the benefit of creditors; or the written admission of the Purchaser of its inability to pay its debts as they mature; or

            F. The commencement against the Purchaser of any proceeding relating to the Purchaser under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Purchaser consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for twenty (20) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Purchaser or for all or a substantial part of the property of the Purchaser, which order, judgment or decree remains undismissed for twenty (20) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Purchaser.

     4.3 This Agreement may be terminated by Purchaser, upon thirty (30) days written notice, during which time the Seller shall have an opportunity to cure the default without further recourse or damages, upon any of the following (an "Event of Default"):

            A. The failure of Seller to make available the Materials when requested by Purchaser;

            B. The termination, whether by their terms or as a result of a breach thereof, of any agreement or agreements which grants to Seller its interest in the Properties;

            C. The material breach of any representation or warranty in this Agreement;

            D. The breach of any covenant or undertaking, not otherwise provided for in this Section 4.3;

            E. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Seller or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity, and it will have a material adverse effect on the operations of Seller;

            F. The commencement by the Seller of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Seller as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Seller for, acquiescence in, or consent by the Seller to, the appointment of any receiver or trustee for the Seller or for all or a substantial part of the property of the Seller; or the assignment by the Seller for the benefit of creditors; or the written admission of the Seller of its inability to pay its debts as they mature; or

            G. The commencement against the Seller of any proceeding relating to the Seller under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Seller consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for twenty (20) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Seller or for all or a substantial part of the property of the Seller, which order, judgment or decree remains undismissed for twenty (20) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Seller.

                                    ARTICLE V
             OPTION FOR ADDITIONAL MATERIALS; RIGHT OF FIRST REFUSAL

     5.1 During the term of this Agreement, Purchaser shall have the option to purchase from Seller, on terms and conditions to be agreed upon by the Parties, any other materials which may be derived from Seller's Mining Rights for the Area.

     5.2 During the term of this Agreement, and for a period of two (2) years thereafter, Purchaser shall have a right of first refusal as against any third party to purchase the Mining Rights and Materials derived from the Area on terms identical to those which may be offered to Seller.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     6.1 As of the Effective Date, each Party warrants and represents to the other that:

            A. it is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

            B. it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate, board of directors, shareholder, surface and mineral rights owner, lessor, lessee, and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

            C. it will not breach any other agreement or arrangement by entering into or performing this Agreement;

            D. it is not subject to any governmental order, judgment, decree, debarment, sanction or laws that would preclude the actions contemplated by this Agreement;

            E. this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

     6.2 As of the Effective Date, Seller represents and warrants to Purchaser that:

            A. With respect to the Properties in which Seller holds an interest under leases or other contracts: (i) Seller is in exclusive possession of such Properties; (ii) Seller has not received any notice of default of any of the terms or provisions of such leases or other contracts; (iii) Seller has the authority under such leases or other contracts to perform fully its obligations under this Agreement; (iv) to Seller's knowledge, such leases and other contracts are valid and are in good standing; (v) Seller has no knowledge of any act or omission or any condition on the Properties which could be considered or construed as a default under any such lease or other contract; (vi) to Seller's knowledge, such Properties are free and clear of all encumbrances or defects in title; (vii) to Seller's knowledge, there are no pending or threatened action, suits, claims or proceedings, and there have been no previous transactions affecting its interests in the Properties which have not been for fair consideration; (viii) to Seller's knowledge, the conditions existing on or with respect to the Properties and its ownership and operation of the Properties are not in violation of any laws (including without limitation environmental laws), or causing or permitting any damage (including environmental damage) or impairment to the health, safety, or enjoyment of any person at or on the Properties or in the general vicinity of the Properties; (ix) to Seller's knowledge, there have been no past violations by it or by any of its predecessors in title of any environmental laws or other laws affecting or pertaining to the Properties, nor any past creation of damage or threatened damage to the air, soil, surface waters, groundwater, flora, fauna, or other natural resources on, about, or in the general vicinity of the Properties; and
(x) Seller has not received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any laws.

            B. Seller has delivered or made available for inspection by Purchaser all existing data concerning the Properties, and true and correct copies of all leases or other contracts relating to the Properties.

     6.3 The representations and warranties set forth above shall survive the termination of this Agreement. For a representation or warranty made to a Party's "knowledge," the term "knowledge" shall mean actual knowledge on the part of the officers, employees, and agents of the representing Party, or of facts that would reasonably lead to the indicated conclusions.

     6.4 Each Party shall indemnify the other Party, its directors, officers, affiliates, employees, agents, and attorneys (collectively, the "Indemnified Parties") from and against all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or based on a breach by a Party of any representation, warranty, or covenant contained in this Agreement. If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying Party shall have the right, but not the obligation, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice), the defense, compromise, or settlement of the matter, including, at the Indemnifying Party's expense, employment of counsel of the Indemnifying Party's choice. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner requested by the Indemnified Party, after the Indemnifying Party has given notice that it will assume control of the defense, compromise, or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party. Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party which has arisen out of the indemnified claim or demand.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     7.1 Nothing contained in this Agreement shall be deemed to constitute either Party as a partner or the venturer of the other, or, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, or to create any fiduciary relationship between them.

     7.2 There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

     7.3 This Agreement shall be construed to benefit the Parties and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party or in any governmental organization or agency.

     7.4 Except for matters of title to the Properties, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

     7.5 The Parties consent to the jurisdiction of any court of the State of Arizona and of any federal court located in Arizona.

     7.6 Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     7.7 All notices, payments, and other required or permitted communi-cations shall be in writing, and shall be addressed as follows:

If  to  Seller:          RAMMSCO,  Inc.
                         1203  Turncreek  Lane
                         Katy,  TX  77450

If  to  Purchaser:       Humatech,  Inc.
                         1718  Fry  Road,  Suite  450
                         Houston,  TX  77084

     All notices shall be given (a) by personal delivery to the Party, (b) by facsimile, (c) by registered or certified mail return receipt requested; or (d) by overnight or other express courier services. All notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt. Either Party may change its address by notice to the other Party.

     7.8 The headings in this Agreement are provided for convenience only, and shall not affect the construction or interpretation of any of its provisions.

     7.9 The failure of either Party to insist on the strict performance of any provisions of this Agreement or to exercise any right, power, or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Party's right thereafter to enforce any provision or exercise any right.

     7.10 No modification of this Agreement shall be valid unless made in writing and duly executed by each Party.

     7.11 Except for the obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Party to grant); acts of God; laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of environmental laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct operations beyond the reasonable expectations of the Party seeking the approval or authorization; acts of war or terrorism or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Party shall resume performance as soon as reasonably possible.

     7.12 Each Party shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     7.13 This Agreement contains the entire understanding of the Parties and supercedes all prior agreements and understandings between the Parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

     7.14 This Agreement may not be assigned by either Party without the express written consent of the other Party.

     7.15 This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of both Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

     7.16 The Parties acknowledge that this Agreement was prepared by legal counsel to the Purchaser, who did not and has not represented Seller. Each Party has had the opportunity to have its legal counsel review this Agreement on its behalf. If an ambiguity or question of law or intent arises with respect to any provision of this Agreement, the Agreement will be construed as if drafted jointly by the Parties. The Parties expressly agree that the construction and interpretation of this Agreement shall not be strictly construed against the drafter.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


"Seller"                             "Purchaser"

RAMMSCO,  Inc.                       Humatech,  Inc.


/s/  David  Williams                 /s/  David  Williams
--------------------------           ---------------------------
By:  David  Williams                 By:  David  Williams
Its:  President                      Its:  President



Attested:                            Attested:


/s/  John  D.  Rottweiler            /s/  John  D.  Rottweiler
---------------------------          ---------------------------
By:  John  D.  Rottweiler            By:  John  D.  Rottweiler
Its:  Secretary                      Its:  Secretary

                                    EXHIBIT A
                       MINING RIGHTS, MATERIALS, AND AREA

* The description of Mining Rights, Materials, and the Area included in this exhibit has been omitted as confidential and filed with the Commission.

                                    EXHIBIT B
                             AGREEMENT CONSIDERATION

     12,500,000 shares of Humatech, Inc. common stock, restricted in accordance with Rule 144. The Parties agree that the value assigned to the shares of common stock shall be $10,625,000, calculated by taking the 30-day average closing price of Purchaser's common stock ($0.85 per share) and multiplying it by the number of shares to be issued.

                                    EXHIBIT C
                               MATERIALS PAYMENTS

* The description of Materials Payments included in this exhibit has been omitted as confidential and filed with the Commission.